Exhibit 99.1

Tower Group International, Ltd. Announces Reinsurance Agreements

HAMILTON, BERMUDA – October 1, 2013 – Tower Group International, Ltd. (NASDAQ: TWGP) announced today that it has entered into agreements with three reinsurers – Arch Reinsurance Ltd., Hannover Re and Southport Re – to enhance the Company’s financial flexibility.

The reinsurance agreements include the following:

•	Tower Insurance Company of New York (Tower New York) on its behalf and on behalf of each of its pool participants entered into a multi-line quota share agreement with Arch Reinsurance Ltd. to cede a 17.5% quota share of certain brokerage commercial automobile liability, brokerage commercial multi-peril property, brokerage commercial multi-peril liability and brokerage other liability (monoline liability) business. The agreement covers losses occurring on or after July 1, 2013 for policies in-force as at June 30, 2013 and policies written or renewed from July 1, 2013 to December 31, 2013.

•	Tower New York on its behalf and on behalf of each of its pool participants also entered into a multi-line quota share agreement with Hannover Re (Ireland) Plc to cede a 14% quota share of certain brokerage commercial automobile liability, brokerage commercial multi-peril property, brokerage commercial multi-peril liability, brokerage other liability (monoline liability) and brokerage workers’ compensation business. The agreement covers losses occurring on or after July 1, 2013 for policies in-force as at June 30, 2013 and policies written or renewed from July 1, 2013 to December 31, 2013.

•	Tower New York on its behalf and on behalf of each of its pool participants entered into two reinsurance agreements with Southport Re (Cayman), Ltd. Under the first agreement, Tower New York ceded to Southport Re a 30% quota share of its workers’ compensation and employer’s liability business. The agreement covers losses occurring on or after July 1, 2013 for policies in force as at June 30, 2013 and policies written or renewed during the term of the agreement. Under the second, an aggregate excess of loss agreement, Southport Re assumed a portion of the losses incurred by Tower New York on its workers’ compensation and employer’s liability business between January 1, 2011 and May 31, 2013, but paid by Tower New York on or after June 1, 2013.

•	Tower Reinsurance, Ltd. (Tower Re), a wholly-owned Bermuda-domiciled reinsurance subsidiary of Tower, also entered into an aggregate excess of loss agreement with Southport Re (Cayman), Ltd., in which Southport Re assumed a portion of the losses incurred by Tower Re on its assumed workers’ compensation and employer’s liability business between January 1, 2011 and May 31, 2013, but paid by Tower Re on or after June 1, 2013.

Tower reaffirmed that it is not providing and does not expect to provide any information with respect to its results for the second quarter of 2013, including the amount of any adjustments for its estimates of loss reserves and amounts of goodwill, until it releases its second quarter results during the week of October 7, 2013. Tower continues to work on its second quarter Form 10-Q and expects to file such report soon after it reports its financial results.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance and reinsurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners.

For more information, visit Tower’s website at http://www.twrgrpintl.com.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:

Bernie Kilkelly

Managing Vice President, Investor Relations

Tower Group International, Ltd.

212-655-8943

bkilkelly@twrgrp.com

Media:

Jamie Tully / David Millar

Sard Verbinnen & Co

212-687-8080